Exhibit 10.1

FACILITY CREDIT AGREEMENT, dated as of November 4, 2010 (the “Agreement”) among EXELON GENERATION COMPANY, LLC, a Pennsylvania limited liability company (the “Company”), and UBS AG, Stamford Branch as lender and issuer of letters of credit hereunder (with its successors, the “Bank”) and as administrative agent (with its successors, the “Administrative Agent”). The Company and the Bank are sometimes referred to herein collectively as the “Parties” and individually as a “Party”.

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. For purposes of this Agreement, each of the following capitalized terms shall have the meaning set forth below.

“Adjusted Funds From Operations” means, for any period. Net Cash Flows From Operating Activities for such period plus Interest Expense for such period minus the portion (but not less than zero) of Net Cash Flows From Operating Activities for such period attributable to any consolidated Subsidiary that has no Debt other than Nonrecourse Indebtedness.

“Adjusted LIBOR Rate” means, with respect to a Loan on any day, (i) an interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) determined by the Bank to be equal to the LIBOR Rate for such Loan in effect on such day divided by (ii) 1 minus the Statutory Reserves (if any) for such Loan for such day.

“Administrative Agent” has the meaning provided for in the Preamble.

“Affiliate” means, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Agreement” has the meaning provided for in the Preamble.

“Applicable Margin” means 2.0%

“Applicable Spread” means, the amount set forth bellow, based upon the Maximum Amount at the date of calculation.

Maximum Amount	Applicable Spread
[redacted]	[redacted]

“Assignment and Acceptance” means an instrument providing for the assignment by the Bank of all or a portion of the obligations of the Company under this Agreement to another lender, in a form satisfactory to the Administrative Agent.

“Availability Period” means the period from and including the Closing Date to but excluding the earlier of (i) the Final Stated Maturity Date and (ii) the date of termination of the Commitment in full pursuant to the terms of this Agreement.

“Bank” has the meaning provided in the Preamble.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, or any successor statute.

“Base Rate” means, for any day, the higher of (i) the rate announced from time to time by the Bank in Stamford, Connecticut as its prime rate, changing as and when such prime rate changes for such day and (ii) the Federal Funds Rate for such day plus 1/2 of 1%.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York, New York, Stamford, Connecticut or Chicago, Illinois are authorized or required by law to close; provided, however, that when used in connection with a Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“CDS Counterparty” means a counterparty to one or more credit default swaps with the Bank in which the Company is a “Reference Entity”, as defined in the ISDA Credit Derivatives Definitions, and where the aggregate notional amount of such credit default swap(s) is at least $10,000,000. For the avoidance of doubt, if a central clearing entity recognized by a U.S. federal regulatory authority is a counterparty to one or more such credit default swaps, such central clearing entity will also be a “CDS Counterparty”.

“Change in Control” means that (i) at any time that Exelon owns (directly or indirectly) less than a majority of the membership interests or capital stock (as applicable) of the Company, any person, entity or group (within the meaning of Rule l3d-5 under the Exchange Act), excluding Exelon, shall beneficially own, directly or indirectly, 30% or more of the membership interests or capital stock (as applicable) of the Company having ordinary voting power; or (ii) at any time after the Company has a Board of Directors or similar governing body (a “Board”) Continuing Directors shall fail to constitute a majority of the Board of the Company. For purposes of the foregoing, “Continuing Director” means an individual who (A) is elected or appointed to be a member of the Board of the Company by Exelon or an affiliate of Exelon at a time when Exelon owns (directly or indirectly) a majority of the membership interests or capital stock (as applicable) of the Company or (B) is nominated to be a member of such Board by a majority of the Continuing Directors then in office.

“Closing Date” means the date on which the conditions set forth in Section 4.01 of this Agreement are fulfilled to the satisfaction of the Administrative Agent and this Agreement becomes effective pursuant to the provisions of Section 8.08.

“Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and rulings issued thereunder.

“Commitment” means $500,000,000 or such lesser amount to which the Commitment shall be reduced from time to time in accordance with the terms of this Agreement.

“Company” has the meaning provided in the Preamble.

“ComEd” means Commonwealth Edison Company, an Illinois corporation, or any successor thereof.

“ComEd Entity” means ComEd and each of its Subsidiaries.

“Commodity Trading Obligations” means the obligations of the Company under (i) any commodity swap agreement, commodity future agreement, commodity option agreement, commodity cap agreement, commodity floor agreement, commodity collar agreement, commodity hedge agreement, commodity forward contract or derivative transaction and any put, call or other agreement, arrangement or transaction, including natural gas, power and emissions forward contracts, or any combination of any such arrangements, agreements and/or transactions, employed in the ordinary course of the Company’s business, including the Company’s energy marketing, trading and asset optimization business, or (ii) any commodity swap agreement, commodity future agreement, commodity option agreement, commodity hedge agreement, and any put, call or other agreement or arrangement, or combination thereof (including an agreement or arrangement to hedge foreign exchange risks) in respect of commodities entered into by the Company pursuant to asset optimization and risk management policies and procedures adopted pursuant to authority delegated by the Board of Directors of the Company or Exelon. The term “commodities” shall include electric energy and/or capacity, transmission rights, coal, petroleum, natural gas, fuel transportation rights, emissions allowances, weather derivatives and related products and by-products and ancillary services.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code.

“Credit Exposure” means, on any date of determination, the sum of the aggregate principal amount of all Loans outstanding on such date and the aggregate undrawn amount of all Letters of Credit on such date.

“Credit Extension” means the making of any Loan hereunder, the issuance of any Letter of Credit or the extension, renewal or increase in the stated amount of any existing Letter of Credit by the Bank.

“Decrease Date” has the meaning specified in Section 2.03(c).

“Debt” means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (iv) obligations as lessee under leases that shall have been or are required to be, in accordance with GAAP, recorded as capital leases, (v) obligations (contingent or otherwise) under reimbursement or similar agreements with respect to the issuance of letters of credit (other than obligations in respect of documentary letters of credit opened to provide for the payment of goods or services purchased in the ordinary course of business) and (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above.

“Default” means any event, occurrence or condition which is, or upon notice, lapse of time, or both, would constitute an Event of Default.

“Disbursement Date” means the date on which any Loan is made hereunder.

“Dollars” or “$” or “USD” means the lawful money of the United States.

“Eligible Successor” means a Person that (i) is a corporation, limited liability company or business trust duly incorporated or organized, validly existing and in good standing under the laws of one of the stales of the United States or the District of Columbia, (ii) as a result of a contemplated acquisition, consolidation or merger, will succeed to all or substantially all of the consolidated business and assets of the Company or Exelon, as applicable, (iii) upon giving effect to such contemplated acquisition, consolidation or merger, will have all or substantially all of its consolidated business and assets conducted and located in the United States and (iv) in the case of the Company, is acceptable to the Bank as a credit matter.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Exelon” means Exelon Corporation, a Pennsylvania corporation, or any Eligible Successor thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Event of Default” has the meaning specified in Section 6.01.

“Facility Expiration Date” means the earlier to occur of the Final Stated Maturity Date and the termination in whole of the Commitment pursuant to Section 6.01(b).

“Final Stated Maturity Date” means June 15, 2021.

“GAAP” has the meaning given such term in Section 1.03

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hedging Obligations” means the obligations of the Company under any interest rate or currency swap agreement, interest rate or currency future agreement, interest rate collar agreement, interest rate or currency hedge agreement, and any put, call or other agreement or arrangement designed to protect the Company against fluctuations in interest rates or currency exchange rates.

“Interest Coverage Ratio” means, for any period of four consecutive fiscal quarters of the Company, the ratio of Adjusted Funds From Operations for such period to Net Interest Expense for such period.

“Interest Payment Date” means, (i) with respect to any LIBOR Loan, the last day of the Interest Period applicable thereto and in the case of any LIBOR Loan with a 6 month Interest Period on each three-month anniversary of the date of such Loan, and (ii) with respect to any Base Rate Loan, on the 20th day of each March, June, September and December, and, in addition, the date of any payment or prepayment of any Loan or conversion of any Loan to a Loan of a different Type or having a new Interest Period.

“Interest Period” means, as to any LIBOR Loan, the period commencing on the date of such Loan or the date of the conversion of any Loan into a LIBOR Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (but in no event extending beyond the Final Stated Maturity Date), or such other period as the Company and the Bank may agree in any specific instance; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day.

“Increase Date” has the meaning specified in Section 2.03(b).

“Interest Expense” means, for any period, “interest expense” as shown on a consolidated statement of income of the Company for such period prepared in accordance with GAAP.

“ISDA Credit Event” has the meaning specified in Section 2.04(e) (ii).

“Letter of Credit” means any Standby Letter of Credit substantially in the form of Exhibit A attached hereto, issued or to be issued by the Bank for the account of the Company pursuant to Section 2.02.

“LC Disbursement” means a payment or disbursement made by the Bank pursuant to a drawing under a Letter of Credit.

“LC Exposure” means at any time the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (ii) the aggregate principal amount of all LC Loans outstanding at such time.

“LC Loan” means, as of any date, each Reimbursement Obligation that remains unpaid by the Company, in whole or in part, as of such date.

“LC Request” means a request by the Company in accordance with the terms of Section 2.02(b) and substantially in the form of Exhibit B or such other form as shall be approved by the Bank.

“LIBOR Rate” means, for each Interest Period for each Loan, the rate of interest per annum that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, that (i) if more than one rate is specified on the Telerate British Bankers Assoc. Interest Settlement Rates Page, the applicable rate shall be the arithmetic mean of all such rates and (ii) if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, “LIBOR Rate” means, with respect to each day, the rate per annum equal to the rate at which the Bank is offered deposits in Dollars at approximately 11:00 a.m., London, England time, on such day in the London interbank market for delivery on such day and in an amount comparable to the amount of such Loan to be outstanding on such day.

“Lien” means any lien (statutory or other), mortgage, pledge, security interest or other charge or encumbrance, or any other type of preferential arrangement (including the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

“Loan” means any Revolving Loan and any LC Loan.

“Make Whole Premium” shall be the amount described on Annex A.

“Margin Regulations” means Regulations T, U and X of the Board of Governors as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Margin Stock” has the meaning given such term under Regulation U of the Board of Governors.

“Material Adverse Change” and “Material Adverse Effect” each means, relative to any occurrence, fact or circumstances of whatsoever nature (including any determination in any litigation, arbitration or governmental investigation or proceeding), (i) any materially adverse change in, or materially adverse effect on, the financial condition, operations, assets or business of the Company and its consolidated Subsidiaries, taken as a whole, provided that, except as otherwise expressly provided herein, the assertion against the Company or any Subsidiary of liability for any obligation arising under ERISA for which the Company or such Subsidiary bore joint and several liability with any ComEd Entity or PECO Entity, or the payment by the Company or any Subsidiary of any such obligation, shall not be considered in determining whether a Material Adverse Change or Material Adverse Effect has occurred); or (ii) any materially adverse effect on the validity or enforceability against the Company of this Agreement.

“Maximum Amount” means $0 as of the date hereof, as such amount may hereafter be increased or decreased pursuant to Section 2.03.

“Maximum Amount Increase” has the meaning specified in Section 2.03(a).

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which Exelon or any other member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“Net Cash Flows From Operating Activities” means, for any period, “Net Cash Flows provided by Operating Activities” as shown on a consolidated statement of cash flows of the Company for such period prepared in accordance with GAAP, excluding any “working capital changes” (as shown on such statement of cash flows) taken into account in determining such Net Cash Flows provided by Operating Activities.

“Net Interest Expense” means, for any period, Interest Expense for such period minus interest on Nonrecourse Indebtedness.

“Nonrecourse Indebtedness” means any Debt that finances the acquisition, development, ownership or operation of an asset in respect of which the Person to which such Debt is owed has no recourse whatsoever to the Company or any of its Affiliates other than:

(i) recourse to the named obligor with respect to such Debt (the “Debtor”) for amounts limited to the cash flow or net cash flow (other than historic cash flow) from the asset;

(ii) recourse to the Debtor for the purpose only of enabling amounts to be claimed in respect of such Debt in an enforcement of any security interest or lien given by the Debtor over the asset or the income, cash flow or other proceeds deriving from the asset (or given by any shareholder or the like in the Debtor over its shares or like interest in the capital of the Debtor) to secure the Debt, but only if the extent of the recourse to the Debtor is limited solely to the amount of any recoveries made on any such enforcement; and

(iii) recourse to the Debtor generally or indirectly to any Affiliate of the Debtor, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for a breach of an obligation (other than a payment obligation or an obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the Person against which such recourse is available.

“Ongoing Facility Fee” means the Ongoing Facility Fee agreed to by the parties hereto on Annex A, calculated in accordance with Section 2.03.

“Organizational Documents” means articles of incorporation and bylaws or other governing documents of any person (and any amendments to the same).

“Parent Company” means UBS AG.

“Parties” has the meaning provided in the Preamble.

“Patriot Act” has the meaning provided in Section 4.01(g).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“PECO” means PECO Energy Company, a Pennsylvania Corporation or any successor thereof.

“PECO Entity” means PECO and each of its Subsidiaries.

“Permitted Encumbrance” means (i) any right reserved to or vested in any municipality or other governmental or public authority (A) by the terms of any right, power, franchise, grant, license or permit granted or issued to the Company or (B) to purchase or recapture or to designate a purchaser of any property of the Company; (ii) any easement, restriction, exception or reservation in any property and/or right of way of the Company for the purposes of roads, pipelines, transmission lines, distribution lines, transportation lines or removal of minerals or timber or for other like purposes or for the joint or common use of real property, rights of way, facilities and/or equipment, and defects, irregularities and deficiencies in title of any property and/or rights of way, which, in each case described in this clause (ii), whether considered individually or collectively with all other items described in this clause (ii), do not materially impair the use of the relevant property and/or rights of way for the purposes for which such property and/or rights of way are held by the Company; (iii) rights reserved to or vested in any municipality or other governmental or public authority to control or regulate any property of the Company or to use such property in a manner that does not materially impair the use of such property for the purposes for which it is held by the Company; and (iv) obligations or duties of the Company to any municipality or other governmental or public authority that arise out of any franchise, grant, license or permit and that affect any property of the Company.

“Permitted Obligations” mean (i) Hedging Obligations of the Company or any Subsidiary arising in the ordinary course of business and in accordance with the applicable Person’s established risk management policies that are designed to protect such Person against, among other things, fluctuations in interest rates or currency exchange rates and which in the case of agreements relating to interest rates shall have a notional amount no greater than the payments due with respect to the applicable obligations being hedged and (ii) Commodity Trading Obligations.

“Person” means any natural person or any corporation, limited liability company, business trust, joint venture, joint stock company, trust, association, company, partnership, Governmental Authority or other entity.

“Plan” means an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Company or any other member of the Controlled Group may have any liability.

“Principal Subsidiary” means each Subsidiary (i) the consolidated assets of which, as of the date of any determination thereof, constitute at least 10% of the consolidated assets of the Company or (ii) the consolidated earnings before taxes of which constitute at least 10% of the consolidated earnings before taxes of the Company for the most recently completed fiscal year.

“Preamble” means the introductory paragraph of this Agreement.

“Proposed Terms” has the meaning specified in Section 2.03(b).

“Regulation D” means Regulation D of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reimbursement Obligations” means the Company’s obligations under Section 2.03 to reimburse LC Disbursements.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and regulations issued under such section with respect to a Plan, excluding such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Requirements of Law” means, as to any person, collectively, any and all requirements of any Governmental Authority including any and all laws, judgments, orders, decrees, ordinances, rules, regulations, statutes or case law.

“Revolving Loan” means any loan made by the Bank to the Company pursuant to Section 2.01.

“S&P” means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc. or any successor thereto.

“Single Employer Plan” means a Plan maintained by the Company or any other member of the Controlled Group for employees of the Company or any other member of the Controlled Group.

“Stated Maturity Date” means with respect to each increase in the Maximum Amount the date specified on Annex A.

“Statutory Reserves” means, with respect to any Loan on any day, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such day under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion dollars against “Eurocurrency liabilities” (as such term is used in Regulation D). Any such Loan shall be deemed to constitute Eurodollar liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to the Bank under Regulation D.

“Subsidiary” means, with respect to any person, any corporation or other entity of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether or not at the time capital stock, or comparable interests, of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such person (whether directly or through one or more other Subsidiaries). Unless otherwise indicated, each reference to a “Subsidiary” means a Subsidiary of the Company.

“Telerate British Bankers Assoc. Interest Settlement Rates Page” means the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

“Type”, when used in respect of any Loan, shall refer to the Rate by reference to which interest on such Revolving Loan is determined. For purposes hereof, “Rate” means the LIBOR Rate or the Base Rate.

“Unwind Costs” has the meaning specified in Section 2.03(d).

“Unwind Transactions” has the meaning specified in Section 2.03(d).

“Unfunded Liabilities” means, (i) in the case of any Single Employer Plan, the amount (if any) by which the present value of all vested nonforfeitable benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent evaluation date for such Plan, and (ii) in the case of any Multiemployer Plan, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from such Multiemployer Plan.

“Unused Maximum Amount” means the Maximum Amount as in effect on the date of determination less all Credit Exposure currently outstanding.

Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d)

all references herein to Articles, Sections, Exhibits and Annexes shall be construed to refer to Articles and Sections of, and Exhibits and Annexes to, this Agreement, and (e) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time

SECTION 1.03 Accounting Principles.

(a) As used in this Agreement, “GAAP” means generally accepted accounting principles in the United States, applied on a basis consistent with the principles used in preparing the Company’s audited consolidated financial statements as of December 31, 2009 and for the fiscal year then ended, as such principles may be revised as a result of changes in GAAP implemented by the Company subsequent to such date. In this Agreement, except to the extent, if any, otherwise provided herein, all accounting and financial terms shall have the meanings ascribed to such terms by GAAP, and all computations and determinations as to accounting and financial matters shall be made in accordance with GAAP. In the event that the financial statements generally prepared by the Company apply accounting principles other than GAAP (including as a result of any event described in Section 1.03(b)), the compliance certificate delivered pursuant to Section 5.01(b)(iv) accompanying such financial statements shall include information in reasonable detail reconciling such financial statements to GAAP to the extent relevant to the calculations set forth in such compliance certificate.

(b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein and the Company or the Administrative Agent shall so request, the Administrative Agent and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein.

ARTICLE II

LOANS AND LETTERS OF CREDIT

Section 2.01. Loans. (a) At the request of the Company, the Bank shall, subject to the terms and conditions of this Agreement, from time to time, on any Business Day during the period from and including the date hereof to but excluding the Facility Expiration Date, make Revolving Loans to the Company such that the sum of the aggregate principal amount of all Revolving Loans outstanding hereunder and the LC Exposure at no time exceeds the Maximum Amount. Within the foregoing limits, the Company may borrow, pay or prepay Revolving Loans and reborrow Revolving Loans hereunder, on and after the date hereof and prior to the Facility Expiration Date, subject to the terms and conditions set forth herein.

(b) Interest. The Company may request a Revolving Loan by written notice to the Bank specifying the aggregate principal amount to be borrowed (which must be $50 million or a multiple of $1 million in excess thereof) and the Type of Revolving Loan and in the case of a LIBOR Loan the Interest Period, of the proposed Revolving Loan. Such notice must be delivered to the Bank at or before 11:00 a.m., New York City time, on the date of the proposed borrowing (in the case of a Base Rate Loan) or the third Business Day before the date of the proposed borrowing (in the case of a LIBOR Loan). At the Company’s election, the Revolving Loans may be either:

(i) “Base Rate Loans”, each of which shall bear a floating per annum interest rate equal to the Base Rate plus the Applicable Margin (the “Funded Rate”) and shall mature in any event on the Facility Expiration Date; or

(ii) “LIBOR Loans”, each of which shall bear a per annum interest rate equal to the Adjusted LIBOR Rate plus the Applicable Margin and shall mature in any event on the Facility Expiration Date.

Each Revolving Loan will bear interest from the date on which it is made until it is paid at the rate specified by the Company to the Bank pursuant to this paragraph (b) or paragraph (c) below, payable in arrears on each Interest Payment Date. The Company may prepay Base Rate Loans at any time without premium or penalty. Subject to Section 2.05(c), the Company may prepay LIBOR Loans at any time without premium or penalty. Upon the occurrence and during the continuance of an Event of Default, all Revolving Loans hereunder shall bear interest for each day until payment in full at the rate otherwise specified in this Section 2.01(b) plus two percent (2%), provided that upon the occurrence of an ISDA Credit Event (unless and until the ISDA Credit Determination Committee rescinds such determination) all outstanding Loans hereunder shall bear interest for each day until payment in full at a rate per annum equal to the sum of Adjusted LIBOR Rate plus the Applicable Margin plus eight percent (8%).

(c) Conversion. The Company may on any Business Day, by delivering a notice of conversion (a “Notice of Conversion”) to the Bank not later than 11:00 A.M. on the third Business Day prior to the date of the proposed conversion or continuation, convert any Revolving Loan of one Type or for one Interest Period into a Revolving Loan of another Type or for another Interest Period or continue any LIBOR Loan with the same Interest Period; provided, however, that any conversion or continuation of any LIBOR Loan shall be made on, and only on, the last day of an Interest Period. Each such Notice of Conversion shall, within the restrictions specified above, specify (i) the date of such conversion or continuation, (ii) the Revolving Loans to be converted or continued, (iii) if such conversion or continuation will result in a LIBOR Loan, the duration of the Interest Period for such LIBOR Loan, and (iv) the aggregate amount of Revolving Loans proposed to be converted or continued. If the Company shall not have provided a Notice of Conversion with respect to any LIBOR Loan on or prior to 11:00 A.M. on the third Business Day prior to the last day of the Interest Period applicable thereto, or if an Event of Default shall have occurred and be continuing on the third Business Day prior to the last day of the Interest Period with respect to any LIBOR Loan, the Bank will so notify the Company and such Revolving Loan will automatically, on the last day of the then existing Interest Period, convert into a Base Rate Loan.

(d) Note. The Revolving Loans made by the Bank to the Company pursuant to Section 2.01 shall be evidenced, upon request by the Bank, by a promissory note substantially the form of Exhibit C hereto (the “Note”). The date, amount, type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books; provided that neither the failure of the Bank to make any such recordation or endorsement nor any other error by the Bank in doing so shall affect the obligations of the Company to make a payment when due of any amount owing hereunder or under any Note in respect of the Revolving Loans to be evidenced by such Note, and each such recordation or endorsement shall be conclusive and binding absent manifest error.

(e) Mandatory Prepayment. If at any time the aggregate principal amount of all outstanding Revolving Loans plus all LC Exposure is greater than the aggregate Maximum Amount then in effect (after giving effect to any Stated Maturity Date), the Company shall promptly prepay an aggregate principal amount of Revolving Loans such that the aggregate principal amount of all outstanding Revolving Loans plus all LC Exposure does not exceed the aggregate Maximum Amount then in effect.

Section 2.02 Letters of Credit

(a) General. Subject to the terms and conditions set forth herein, the Company may request the Bank, and the Bank agrees to issue Letters of Credit denominated in Dollars for the account of the Company, at any time and from time to time during the Availability Period. The Bank shall have no obligation to issue, and Company shall not request the issuance of, any Letter of Credit at any time if after giving effect to such issuance, the sum of the aggregate principal amount of all Revolving Loans outstanding hereunder and the LC Exposure would exceed the Maximum Amount. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, the Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Request for Issuance, Amendment, Renewal, Extension; Certain Conditions and Notices. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, the Company shall deliver, by hand or telecopier (or transmit by electronic communication), an LC Request to the Administrative Agent, for the account of the Bank, (i) in the case of an amendment, renewal or extension, (A) not later than 11:00 a.m. (New York time) on the same Business Day of the requested date of amendment, renewal or extension, or (B) on the Business Day immediately preceding the requested date of amendment, renewal or extension (if such LC Request is delivered later than 11:00 a.m. (New York time)) and (ii) in the case of an issuance, (A) not later than 11:00 a.m. (New York time) on the second Business Day preceding the requested date of issuance and (B) on the third Business Day immediately preceding the requested date of issuance (if such LC Request is delivered later than 11:00 a.m. (New York time)).

A request for an initial issuance of a Letter of Credit shall specify in form and detail satisfactory to the Bank:

(i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);

(ii) the amount thereof;

(iii) the expiry date thereof (which shall comply with the requirements of Section 2.02(c));

(iv) the name and address of the beneficiary thereof;

(v) the documents to be presented by such beneficiary in connection with any drawing thereunder;

(vi) the full text of any certificate to be presented by such beneficiary in connection with any drawing thereunder; and

(vii) such other matters as the Bank may reasonably require.

A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail satisfactory to the Bank:

(i) the Letter of Credit to be amended, renewed or extended;

(ii) the proposed date of amendment, renewal or extension thereof (which shall be a Business Day);

(iii) the nature of the proposed amendment, renewal or extension; and

(iv) such other matters as the Bank may reasonably require.

A Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the Credit Exposure (assuming, for purposes of such determination, that each Letter of Credit then in effect (after giving effect to such issuance, amendment, renewal or extension) will remain outstanding until its stated expiration date) shall not exceed the Maximum Amount and (ii) the applicable conditions set forth in Section 4.03 in respect of such issuance, amendment, renewal or extension shall have been satisfied or waived by the Bank. Unless the Bank shall agree otherwise, no Letter of Credit shall be in an initial amount less than $1,000,000, or shall be denominated in a currency other than Dollars.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is 364 days after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof (including any automatic or “evergreen” renewal), 364 days after such renewal or extension and, in either case, if such day is not a Business Day, the immediately succeeding Business Day) and (ii) the Final Stated Maturity Date; provided, however, that no Letter of Credit may be issued unless at the time of such issuance there is Unused Maximum Amount with a Stated Maturity Date which extends at least 30 days beyond the expiration date of such Letter of Credit.

Section 2.03. Changes in the Maximum Amount. (a) The Company may, at any time during the period from the Closing Date to the earlier to occur of (i) date of termination of the Commitment in whole, by notice to the Administrative Agent (for the account of the Bank) or (ii) June 15, 2011, request that the Maximum Amount be increased by an amount of $10,000,000 or an integral multiple of $10,000,000 in excess thereof (each a “Maximum Amount Increase”) to be effective as of a date prior to the Final Stated Maturity Date as specified in the related notice to the Bank; provided, however, that (A) in no event shall the Maximum Amount at any time exceed $500,000,000, (B) on the applicable Increase Date, the applicable conditions set forth in subsection (b) below shall be satisfied and (C) on the first Increase Date the Maximum Amount Increase shall be an amount not less than $50,000,000.

(b) If the Bank is willing to agree to such requested Maximum Amount Increase, in its sole discretion after giving due consideration in good faith after receipt of such request, it shall give notice (which notice may be given via telephone or in writing) to the Company that it is willing to increase the Maximum Amount, the amount by which it is willing to increase the Maximum Amount and any proposed change to Ongoing Facility Fee that will be required by the Bank in connection with such Maximum Amount Increase (collectively, the “Proposed Terms”), provided that the Company shall have the right to cancel its request at any time prior to its acceptance (which acceptance may be given via telephone or in writing) of the Proposed Terms. The failure of the Bank to respond to a request for a Maximum Amount Increase shall constitute a refusal by the Bank to accept such requested Maximum Amount Increase. The parties hereto agree that the “Ongoing Facility Fee” shall be set based upon the calculation of the Credit Default Swap rate determined based upon the period of time remaining until the Stated Maturity Date specified with respect to such Maximum Amount on Annex A on the calculation date plus the Applicable Spread. If the Maximum Amount falls within separate categories based upon the Applicable Spread, the Bank shall calculate the Ongoing Facility Fee by blending the rate based upon the proportion of such letter of credit falling in the different categories. Subject to satisfaction of the conditions precedent set forth below, each Maximum Amount Increase and any related change to the Ongoing Facility Fee shall be effective upon the Company’s acceptance (which acceptance may be given via telephone or in writing) of the Proposed Terms (the date of any such acceptance being the “Increase Date”) and shall be evidenced by an amendment to this

Agreement, substantially in the form of Annex A hereto, signed by the Company and the Bank, which the Company authorizes the Administrative Agent to attach to this Agreement. Each Maximum Amount Increase shall be subject to the conditions precedent that, on the applicable Increase Date, (i) no Default or Event of Default shall have occurred and be continuing, and (ii) all representations and warranties of the Company set forth in Section 3.01 (other than subsection (e) and the first sentence of subsection (f) thereof) shall be true and correct in all material respects. The acceptance by the Company of any Proposed Terms shall be deemed to constitute a representation and warranty by the Company that, on the applicable Increase Date, the conditions set forth in the preceding sentence have been satisfied.

(c) Subject to the satisfaction of the conditions precedent set forth below, the Company shall have the right at any time and from time to time upon at least three Business Days’ written notice to the Administrative Agent (for the account of the Bank), specifying the proposed amount and effective date of such reduction (any such date being a “Decrease Date”), to reduce all or any part of the Bank’s unused Commitment; provided, however, that (i) the Company shall not be able to reduce that portion of the Bank’s Commitment for which a Letter of Credit has been issued and is outstanding or any Loan is outstanding, and (ii) each such reduction shall be in the amount of $50,000,000 or any whole multiple of $1,000,000 in excess thereof. Any such reduction of the Commitment shall automatically reduce the Maximum Amount by the amount of the Commitment so reduced. Any such notice of reduction, when delivered to the Administrative Agent, shall be irrevocable. Any reduction of the Commitment under this subsection (c) shall be subject to the condition that on the applicable Decrease Date, all representations and warranties of the Company set forth in Section 3.01(k) shall be true and correct in all material respects. Any request by the Company for a reduction in the Commitment shall be deemed to constitute a representation and warranty by the Company that, on the applicable Decrease Date, the condition set forth in the preceding sentence has been satisfied. Upon any reduction of the Maximum Amount, the Agent shall, as of the Reduction Date, recalculate the Ongoing Facility Fee such that the Applicable Spread is consistent with the Maximum Amount in effect on such date.

(d) In the event that the Commitment is reduced, or if any Maximum Amount Increase does not become effective because the conditions precedent to such event were not satisfied on the applicable Increase Date after acceptance by the Company of the relevant Proposed Terms, the Bank may enter into transactions in order to unwind credit derivatives transactions that the Bank or its Affiliates may have entered into in order to mitigate credit risk of the Letters of Credit or, in the case of any reduction in the Commitment, in order to unwind such transactions (the “Unwind Transactions”). The Company agrees to pay to the Administrative Agent (for the account of the Bank), within three Business Days after submission by the Bank of a reasonably detailed statement, together with any supporting detail reasonably requested by the Company, all actual costs and losses incurred by or on behalf of the Bank in connection with any Unwind Transactions (the “Unwind Costs”) as determined by the Bank in a commercially reasonable manner, and in any case in a manner consistent with prevailing market practice and investment banking conventions at the time of such reduction in the Maximum Amount, taking into account such factors as the Bank reasonably deems appropriate, including, but not limited to, the size of the reduction and the prevailing debt market conditions, prevailing credit default swap market conditions, overall market liquidity and the credit quality of the Company at the time of the applicable reduction in the Commitment. The Bank agrees to conduct all Unwind Transactions in a commercially reasonable manner and to provide the Company with documentary evidence of any Unwind Costs promptly upon request by the Company.

(e) [redacted]

(f) [redacted]

(g) The Company may terminate this Agreement at any time prior to the first Increase Date by giving the Bank one Business Day’s prior notice of such termination and shall not be obligated to pay the Termination Fee or Unwind Costs.

Section 2.04. Reimbursement and Indemnity. (a) If the Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse to the Bank the amount of such LC Disbursement on the Business Day following the date of such LC Disbursement, subject to Section 2.04(b).

(b) Unless the Company shall reimburse any LC Disbursement in full on the date on which such LC Disbursement is made, the unpaid principal amount of such LC Disbursement shall convert automatically into an LC Loan and shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company repays such LC Loan in full, in accordance with Section 2.01; provided, however, that any LC Loan shall initially be a Base Rate Loan, and, immediately after the making of such Loan, shall be subject to conversion pursuant to Section 2.01(c).

(c) The reimbursement obligation of the Company shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein; (ii) any draft or other document presented under a Letter of Credit being proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iii) payment by the Bank under a Letter of Credit against presentation of a draft or other document that fails to comply with the terms of such Letter of Credit; (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.04, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Company hereunder; (v) the fact that a Default shall have occurred and be continuing; or (vi) any material adverse change in the business, property, results of operations, prospects or condition, financial or otherwise, of the Company. None of the Bank or any of its Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Bank; provided, however, that the foregoing shall not be construed to excuse the Bank from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable Requirements of Law) suffered by the Company that are caused by the Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the Bank (as finally determined by a court of competent jurisdiction), the Bank shall be deemed to have exercised care in each such determination; provided, however, that the foregoing shall not be construed to excuse the Bank from liability to the Company to the extent of any direct damages (as opposed to consequential, special or punitive damages, claims in respect of which are hereby waived by the Company to the extent permitted by Requirements of Law) suffered by the Company that are caused by the Bank’s gross negligence, bad faith or willful misconduct in determining whether drafts and other documents presented under the applicable Letter of Credit comply with the terms thereof. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(d) The Company agrees to protect, indemnify and hold harmless the Bank and its correspondents from and against all claims, actions, suits and other proceedings, and all actual loss, damages and reasonable and documented out of pocket costs (including fees and expenses of counsel) which the Bank or any of its correspondents may suffer or incur by reason of the issuance of any Letter of Credit, the use of any Letter of Credit or the proceeds thereof, or any act or omission in respect of any Letter of Credit; provided, however, that the Company shall not be required to indemnify the Bank or its Affiliates for any claim, damage, loss, liability, cost or expense to the extent, but only to the extent, caused by (A) the willful misconduct or gross negligence of the Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (B) the Bank’s failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit.

(e) The Bank shall be under no obligation to issue any Letter of Credit if:

(i) the Interest Coverage Ratio as of the last day of the immediately preceding fiscal quarter was less than 3.00 to 1.0; or

(ii) there has been an announcement by the International Swaps and Derivatives Association, Inc (“ISDA”) that the relevant Credit Derivatives Determinations Committee (or its successor) has determined that a Credit Event (defined as a “Failure to Pay” with respect to an Obligation of the Company described by the “Borrowed Money” “Obligation Category”, as those terms are defined in the ISDA Credit Derivatives Definitions or a “Bankruptcy” “Credit Event” as those terms are defined in the ISDA Credit Derivatives Definitions) has occurred with respect to the Company (unless and until the ISDA Credit Determination Committee rescinds such determination, an “ISDA Credit Event”). For purposes hereof, “ISDA Credit Derivatives Definitions” means the 2003 ISDA Credit Derivatives Definitions, as supplemented by the 2009 ISDA Credit Derivatives Determinations Committees and Auction Settlement Supplement to the 2003 ISDA Credit Derivatives Definitions, in each case, as published by ISDA; or

(iii) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Bank from issuing such Letter of Credit, or any Requirement of Law applicable to the Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Bank shall prohibit, or request that the Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Bank in good faith deems material to it; or

(iv) the issuance of such Letter of Credit would violate one or more written policies of the Bank related generally to the Bank’s letters of credit practices and procedures.

The Bank shall be under no obligation to amend or extend any Letter of Credit if (A) the Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

Section 2.05. Fees, Costs and Expenses. The Company agrees to pay to the Bank the following fees:

(a) The Company agrees to pay the Bank on the first day of each January, April, July and October of each year, quarterly in arrears, the Ongoing Facility Fee of the Maximum Amount.

(b) The Company agrees to pay to the Bank its customary administrative charges disclosed in writing to the Company for the issuance, amendment, honoring or maintenance of letters of credit and to reimburse the Bank for all reasonable and documented out of pocket expenses incurred by it or any of its correspondents in connection with issuing or amending the Letter of Credit; including without limitation:

(i)	a fee of $200.00 for each drawing under the Letter of Credit. The drawing fee for each drawing shall be payable together with the reimbursement for such drawing;

(ii)	a fee of $1,000.00 for each transfer of the Letter of Credit, payable upon such transfer; and

(iii)	a fee of $500.00 for each amendment of the Letter of Credit, payable on the date of such amendment.

(c) If for any reason, including without limitation due to demand or due to acceleration following the occurrence of an Event of Default, the principal of any Revolving Loan, or any portion thereof, is paid prior to the scheduled maturity date therefor, or if any Revolving Loan is not borrowed after notice thereof shall have been received by the Bank, the Company will reimburse the Bank, on demand, for any resulting actual loss (excluding any loss of anticipated profit) or reasonable and documented out of pocket expense incurred by the Bank, including without limitation any actual loss or reasonable and documented out of pocket expense incurred in obtaining, liquidating or employing deposits from third parties.

(d) The fees shall be computed on the basis of a year of 360 days, and shall be payable for the actual number of days to elapse, including the first day but excluding the last day. If on the effectiveness of any Increase Date the Ongoing Facility Fee differs from the Ongoing Facility Fee previously in effect, the Ongoing Facility Fee after the Increase Date shall be calculated as provided in Annex A hereto. Overdue payments of principal, interest and other amounts payable hereunder shall bear interest, payable on demand, at a rate for each day equal to the Funded Rate for such day plus two percent (2%).

Section 2.06. Increased Costs; Reduced Return. (a) If after the date hereof the adoption of any law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (i) subjects the Bank to any charge with respect to the Commitment or any Letter of Credit or changes the basis of taxation of payments to the Bank hereunder (except for changes in the rate of tax on the overall net income of the Bank) or (ii) imposes, modifies or makes applicable any reserve, special deposit, deposit insurance assessment or similar requirement against letters of credit issued by the Bank, and the result of any of the foregoing is to increase the cost to the Bank of issuing or maintaining the Commitment or any Letter of Credit or to reduce any amount received or receivable by the Bank hereunder, then upon demand by the Bank, the Company shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction; provided, however, that the Bank shall not be entitled to demand such compensation more than 180 days following the last day of the Interest Period in respect of which such demand is made with respect to a Loan or more than 180 days following the expiration or termination (by a drawing or otherwise) of a Letter of Credit in respect of which such demand is made; provided, further, that the foregoing proviso shall in no way limit the right of the Bank to demand or receive such compensation to the extent that such compensation relates to the retroactive application of any law, regulation, guideline or request described in clause (i) or (ii) above if such demand is made within 180 days after the implementation of such retroactive law, interpretation, guideline or request.

(b) If the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or other agency, has or would have the effect of reducing the rate of return on the Bank’s capital as a consequence of its obligations under any Letter of Credit to a level below that which the Bank could have achieved but for such adoption, change or compliance by an amount deemed by the Bank to be material, the Company shall pay to the Bank, on demand, such additional amount or amounts as will compensate the Bank for such reduction; provided, however, that the Bank shall not be entitled to demand such compensation more than one year following the payment to or for the account of Bank of all other amounts payable hereunder by the Company and the termination of the Commitment; provided, further, that the foregoing proviso shall in no way limit the right of the Bank to demand or receive such compensation to the extent that such compensation relates to the retroactive application of any applicable law, rule or regulation described above if such demand is made within one year after the implementation of such retroactive law, interpretation, guideline or request.

(c) A certificate of the Bank as to the additional amount or amounts payable to it under this Section shall be conclusive absent manifest error.

(d) Bank shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its applicable lending office if the making of such a change would avoid the need for, or reduce the amount of, any such compensation that may thereafter accrue and would not, in the reasonable judgment of Bank, be otherwise disadvantageous to Bank.

Section 2.07. Payments and Computations. (a) The Company shall make or cause to be made each payment hereunder in lawful money of the United States of America by wire transfer of immediately available funds to the Administrative Agent for the account of the Bank at UBS AG, Stamford Branch, Stamford CT, ABA: 026 007 993, Acct Name: BPS Loan Finance Account, Acct # WA-894001-001, Ref.:Exelon, or at such other address as the Administrative Agent may designate from time to time pursuant to a written notice delivered to the Company.

(b) Any payments of fees, commission or other amount not paid when due hereunder shall bear interest, payable on demand, for each day until payment in full at a rate per annum equal to the sum the Adjusted LIBOR Rate plus two percent (2%). All computations of interest and fees shall be made on the basis of a year of 360 days, for the actual number of days elapsed (including the first day but excluding the last day). Notwithstanding anything to the contrary set forth herein, interest shall in no event accrue hereunder at a rate in excess of the maximum rate permitted under applicable law.

(c) All payments under this Agreement by the Company will be payable to the Bank free and clear of any and all present and future United States Federal, state and local taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges other than those imposed on the overall net income of the Bank or Bank’s failure to satisfy the applicable requirements as set forth in any statute enacted (or regulation or administrative guidance promulgated thereunder) after the date hereof that is based on, or similar to, Subtitle A - Foreign Account Tax Compliance of H.R. 2847, as passed by the United States House of Representatives on March 4, 2010 (“Taxes”). If any Taxes are required to be withheld or deducted from any amount payable under this Agreement, then the amount payable under this Agreement will be increased to the amount which, after deduction from such increased amount of all Taxes required to be withheld or deducted therefrom, will yield to the Bank the amount stated to be payable under this Agreement, and the Company will promptly provide to the Bank tax receipts evidencing the payment of such Taxes. If any of the Taxes specified in this subsection (c) are paid by the Bank, the Company will, upon demand of the Bank, reimburse the Bank for such payments, together with any interest and penalties which may be imposed by the governmental agency or taxing authority. If any Taxes for which the Bank has received payment from the Company hereunder shall be finally determined to have been incorrectly or illegally asserted and are refunded to the Bank, the Bank shall promptly forward to the Company any such refunded amount.

(d) If the Bank is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a “Non-U.S. Payee”) it shall deliver to the Company two copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI, or applicable successor forms, properly completed and duly executed by such Non-U.S. Payee claiming complete exemption from, or reduced rate of, United States Federal withholding tax on payments by the Company under this Agreement. Such forms shall be delivered by each Non-U.S. Payee on or before the date it becomes a party to this Agreement (or, in the case of a Bank that becomes a party to this Agreement pursuant to an Assignment and Acceptance (a “Transferee”), on or prior to the effective date of such Assignment and Acceptance) and on or before the date, if any, such Non-U.S. Payee changes its Applicable Lending Office by designating a different lending office (a “New Lending Office”). In addition, each Non-U.S. Payee shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Payee. Notwithstanding any other provision of this Section 2.07(d), a Non-U.S. Payee shall not be required to deliver any form pursuant to this Section 2.07(d) that such Non-U.S. Payee is not legally able to deliver.

(e) The Company shall not be required to indemnify any Non-U.S. Payee, or to pay any additional amounts to any Non-U.S. Payee, in respect of United States Federal, state or local withholding tax pursuant to subsection (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal, state or local withholding tax existed on the date such Non-U.S. Payee became a party to this Agreement (or, in the case of a Transferee, on the effective date of the Assignment and Acceptance pursuant to which such Transferee acquired the rights and obligations of the Bank hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Payee designated such New Lending Office with respect to an Extension of Credit; provided, however, that this clause (i) shall not apply to any person that becomes an assignee of the Bank or New Lending Office that becomes a New Lending Office as a result of an assignment or designation made at the request of the Company; and provided, further, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts the Bank, the Administrative Agent or the Bank through a New Lending Office would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment or transfer to the Bank, the Administrative Agent or such Bank making the designation of such New Lending Office would have been entitled to receive in the absence of such assignment, transfer or designation or (ii) the obligation to pay such additional amounts or such indemnity payments would not have arisen but for a failure by such Non-U.S. Payee to comply with the provisions of subsection (d) above or (f) below.

(f) If the Bank claims any payment or additional amounts payable pursuant to this Section 2.07, it shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Company or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the good faith determination of the Bank be otherwise disadvantageous to such person. If the Bank claims any additional amount payable pursuant to this Section 2.07, it shall, upon request of the Company, use reasonable efforts (consistent with legal and regulatory restrictions) to obtain a refund of any Tax giving rise to such additional amount payable and shall pay any refund (after deduction of any Tax paid or payable by the Bank as a result of such refund), not exceeding the increased amount paid by the Company pursuant to this Section 2.07, to the Company; provided, however, that (i) the Bank shall not be obligated to disclose to the Company any information regarding its tax affairs or computations except as necessary to verify any amount the Bank claims to be due from the Company under this Agreement and (ii) nothing in this Section 2.07(f) shall interfere with the right of the Bank to arrange its tax affairs as it deems appropriate.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties of the Company. The Company represents and warrants to the Bank (only as and when required or deemed made under Sections 2.03(b), 2.03(c), 4.01 or 4.03) as follows:

(a) The Company is a limited liability company (or, after a transaction contemplated by Section 5.02(b)(iii), a corporation) duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

(b) The execution, delivery and performance by the Company of this Agreement are within the Company’s organizational powers, have been duly authorized by all necessary organizational action on the part of the Company, and do not and will not contravene (i) the organizational documents of the Company, (ii) applicable law or (iii) any contractual or legal restriction binding on or affecting the properties of the Company or any Subsidiary.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of this Agreement, except any order that has been duly obtained and is (i) in full force and effect and (ii) sufficient for the purposes hereof.

(d) This Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

(e) (i) The consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2009 and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year then ended, certified by Pricewaterhouse Coopers LLP, and the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2010, and the related unaudited statement of income for the nine-month period then ended, copies of which have been furnished to the Administrative Agent, fairly present in all material respects (subject, in the case of such balance sheet and statement of income for the period ended September 30, 2010] to year-end adjustments) the consolidated financial condition of the Company and its Subsidiaries as at such dates and the consolidated results of the operations of the Company and its Subsidiaries for the periods ended on such dates in accordance with GAAP; and (ii) since December 31, 2009, there has been no Material Adverse Change.

(f) Except as disclosed in the Company’s Annual, Quarterly or Current Reports, each as filed with the Securities and Exchange Commission and delivered to the Administrative Agent prior to the Effective Date, there is no pending or threatened action, investigation or proceeding affecting the Company or any Subsidiary before any court, governmental agency or arbitrator that may reasonably be anticipated to have a Material Adverse Effect. There is no pending or threatened action or proceeding against the Company or any Subsidiary that purports to affect the legality, validity, binding effect or enforceability against the Company of this Agreement.

(g) No proceeds of any Loan will be used directly or indirectly in connection with the acquisition of in excess of 5% of any class of equity securities that is registered pursuant to Section 12 of the Exchange Act or any transaction subject to the requirements of Section 13 or 14 of the Exchange Act.

(h) The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Not more than 25% of the value of the assets of the Company and its Subsidiaries is represented by margin stock.

(i) The Company is not required to register as an “investment company” under the Investment Company Act of 1940.

(j) During the twelve consecutive month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Credit Extension, no steps have been taken to terminate any Plan (excluding any termination arising out of the institution by or against any ComEd Entity or PECO Entity of any bankruptcy, insolvency or similar proceeding so long as such termination will not constitute an Event of Default or Default under Section 6.01(a)(ix)), and there is no “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA) with respect to any Plan. No condition exists or event or transaction has occurred with respect to any Plan (including any Multiemployer Plan) which might result in the incurrence by the Company or any other member of the Controlled Group of any material liability (other than to make contributions, pay annual PBGC premiums or pay out benefits in the ordinary course of business), fine or penalty (excluding any condition, event or transaction arising out of the institution by or against any ComEd Entity or PECO Entity of any bankruptcy, insolvency or similar proceeding so long as such condition, event or transaction does not constitute an Event of Default or Default under Section 6.01(a)(ix)).

(k) The annual, quarterly and other periodic and current reports filed by the Company with the Securities and Exchange Commission under the Exchange Act (as filed, amended and supplemented from time to time) do not, when taken as a whole, contain an untrue statement of a material fact and do not omit, when taken as a whole, to state a material fact necessary in order to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not materially misleading.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.01 Conditions to Closing. This Agreement shall become effective subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.01:

(a) Documents. All legal matters incident to this Agreement and the Credit Extensions hereunder shall be satisfactory to the Administrative Agent and there shall have been delivered to the Administrative Agent an executed counterpart of this Agreement.

(b) Corporate Documents. The Administrative Agent shall have received:

(i) a certificate of the secretary or assistant secretary of the Company dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of the Company certified (to the extent applicable) as of a recent date by the Secretary of State, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the managing member of the Company authorizing the execution, delivery and performance of this Agreement by the Company and the Extensions of Credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of the Company (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (i));

(ii) a certificate as to the good standing of the Company (in so-called “long-form” if available) as of a recent date (but no more than 60 days prior to the date hereof), issued by the secretary of state;

(iii) certified copies of all documents evidencing other necessary corporate action and governmental approvals with respect to the execution, delivery and performance by the Company of the Loan Documents; and

(iv) such other documents as the Administrative Agent may reasonably request in writing.

(c) Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the chief financial officer of the Company, certifying that (i) no Default has occurred and is continuing on such date and that (ii) each of the representations and warranties made by the Company set forth in Section 3.01 is true and correct on and as of such date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(d) Opinions of Counsel. The Administrative Agent shall have received a favorable written opinion from, Ballard Spahr LLP, special counsel for the Company, in the form of Exhibit D.

(e) Fees. The Bank shall have received all fees and other amounts due and payable on or prior to the Closing Date.

(f) USA Patriot Act. The Administrative Agent shall have received, sufficiently in advance of the Closing Date, all documentation and other information that may be required by the Bank in order to enable compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the United States PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) including the information described in Section 8.10.

Section 4.02. Conditions to Initial Credit Extension. The obligation of the Bank to make the initial Credit Extension requested to be made by it shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in Section 4.01 and the condition set forth in this Section 4.02 has been satisfied or waived by the Bank.

(a) The Maximum Amount shall have been increased to an amount not less than $250,000,000 in accordance with Section 2.03.

Section 4.03 Conditions to All Credit Extensions. The obligation of the Bank to make any Credit Extension (including the initial Credit Extension) shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below; provided, however, that the conditions contained in Section 4.03(c) shall not apply upon the automatic or evergreen renewal or extension of a Letter of Credit.

(a) Notice. The Administrative Agent, for the account of the Bank, shall have received a request for a Revolving Loan as required or an LC Request as required by Section 2.02(b).

(b) No Default. At the time of and immediately after giving effect to such Credit Extension and the application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing on such date.

(c) Representations and Warranties. Each of the representations and warranties made by the Company in Section 3.01 (other than subsection (e) and the first sentence of subsection (f)) shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” shall be true and correct in all respects) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(d) No Legal Bar. No order, judgment or decree of any Governmental Authority shall purport to restrain the Bank from issuing any Letter of Credit. No injunction or other restraining order shall have been issued, shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Credit Extensions hereunder.

Each of the delivery of an LC Request and the acceptance by the Company of the proceeds of such Credit Extension shall constitute a representation and warranty by the Company that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in Sections 4.03(b) and (c) have been satisfied, except as otherwise provided above in the case of an automatic or evergreen renewal or extension of a Letter of Credit.

ARTICLE V

COVENANTS

Section 5.01 Affirmative Covenants of the Company. The Company covenants and agrees that, until the latest to occur of the termination of the Commitment, the performance of all obligations hereunder (other than contingent indemnity obligations), the expiry or termination of all Letters of Credit and the payment of all amounts payable hereunder, it will and, will cause each Principal Subsidiary to:

(i) keep proper books of record and account, all in accordance with GAAP, consistently applied;

(ii) subject to Section 5.02(b) preserve and keep in full force and effect its existence;

(iii) maintain and preserve all of its properties (except such properties the failure of which to maintain or preserve would not have, individually or in the aggregate, a Material Adverse Effect) which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted;

(iv) comply in all material respects with the requirements of all applicable laws, rules, regulations and orders (including those of any Governmental Authority and including with respect to environmental matters) to the extent the failure to so comply, individually or in the aggregate, would have a Material Adverse Effect;

(v) maintain insurance with responsible and reputable insurance companies or associations, or self-insure, as the case may be, in each case in such amounts and covering such contingencies, casualties and risks as is customarily carried by or self-insured against by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company and its Principal Subsidiaries operate;

(vi) at any reasonable time and from time to time, pursuant to prior notice delivered to the Company, permit the Bank, or any agent or representative thereof, to examine and, at the Bank’s expense, make copies of, and abstracts from the records and books of account of, and visit the properties of, the Company and any Principal Subsidiary and to discuss the affairs, finances and accounts of the Company and any Principal Subsidiary with any of their respective officers; provided that any non-public information (which has been identified as such by the Company or the applicable Principal Subsidiary) obtained by the Bank or any of its agents or representatives pursuant to this clause (vi) shall be treated confidentially by such Person; provided, further, that such Person may disclose such information to (A) any other party to this Agreement, its examiners, Affiliates, outside auditors, counsel or other professional advisors in connection with this Agreement or (B) if otherwise required to do so by law or regulatory process (it being understood that, unless prevented from doing so by any applicable law or governmental authority, such Person shall use reasonable efforts to notify the Company of any demand or request for any such information promptly upon receipt thereof so that the Company may seek a protective order or take other appropriate action);

(vii) use the Credit Extensions for general limited liability company or corporate purposes; and

(viii) pay, prior to delinquency, all of its federal income taxes and other material taxes and governmental charges, except to the extent that (a) such taxes or charges are being contested in good faith and by proper proceedings and against which adequate reserves are being maintained or (b) failure to pay such taxes or charges would not reasonably be expected to have a Material Adverse Effect.

Section 5.02. Negative Covenants of the Company. The Company covenants and agrees that, until the latest to occur of the termination of the Commitments, the performance of all obligations hereunder (other than contingent indemnity obligations), the expiry or termination of all Letters of Credit, , and the payment of all amounts payable hereunder, it will not, and will not permit any Principal Subsidiary to:

(a) Limitation on Liens. Create, incur, assume or suffer to exist any Lien on its property, revenues or assets, whether now owned or hereafter acquired, except (i) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business; (ii) Liens on the capital stock of or any other equity interest in any Subsidiary to secure Nonrecourse Indebtedness; (iii) Liens upon or in any property acquired in the ordinary course of business to secure the purchase price of such property or to secure any obligation incurred solely for the purpose of financing the acquisition of such property; (iv) Liens existing on property at the time of the acquisition thereof (other than any such Lien created in contemplation of such acquisition unless permitted by the preceding clause (iii)); (v) Liens granted in connection with any financing arrangement for the purchase of nuclear fuel or the financing of pollution control facilities, limited to the fuel or facilities so purchased or acquired; (vi) Liens arising in connection with sales or transfers of, or financing secured by, accounts receivable or related contracts, provided that any such sale, transfer or financing shall be on arms’ length terms; (vii) Liens securing Permitted Obligations; (viii) Permitted Encumbrances; (ix) Liens arising in connection with sale and leaseback transactions entered into by the Company, but only to the extent that the aggregate purchase price of all assets sold by the Company during the term of this Agreement pursuant to such sale and leaseback transactions does not exceed $1,000,000,000; and (x) Liens, other than those described in clauses (i) through (ix) of this Section 5.02(a), granted by the Company in the ordinary course of business securing Debt of the Company, provided that the aggregate amount of all Debt secured by Liens permitted by this clause (x) shall not exceed in the aggregate at any one time outstanding $100,000,000.

(b) Mergers and Consolidations; Disposition of Assets. Merge with or into or consolidate with or into, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person or permit any Principal Subsidiary to do so, except that (i) any Principal Subsidiary may merge with or into or consolidate with or transfer assets to any other Principal Subsidiary, (ii) any Principal Subsidiary may merge with or into or consolidate with or transfer assets to the Company, (iii) the Company may merge or consolidate with or into a Subsidiary formed for the purpose of converting the Company into a corporation and (iv) the Company or any Principal Subsidiary may merge with or into or consolidate with or transfer assets to any other Person; provided, however, that, in each case, immediately before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (A) in the case of any such merger, consolidation or transfer of assets to which the Company is a party, either (x) the Company shall be the surviving entity or (y) the surviving entity shall be an Eligible Successor and shall have assumed all of the obligations of the Company under this Agreement and the Letters of Credit pursuant to a written instrument in form and substance satisfactory to the Administrative Agent and the Administrative Agent shall have received an opinion of counsel in form and substance satisfactory to it as to the enforceability of such obligations assumed and (B) subject to clause (A) above, in the case of any such merger, consolidation or transfer of assets to which any Principal Subsidiary is a party, a Principal Subsidiary shall be the surviving entity.

(c) Continuation of Businesses. Engage, or permit any Subsidiary to engage, in any line of business which is material to the Company and its Subsidiaries, taken as a whole, other than businesses engaged in by the Company and its Subsidiaries as of the date hereof and reasonable extensions thereof.

Section 5.03. Reporting Requirements. The Company covenants and agrees that, until the latest to occur of the termination of the Commitment, the performance of all obligations hereunder (other than contingent indemnity obligations), the expiry or termination of all Letters of Credit and the payment of all amounts payable hereunder, it will furnish to the Bank:

(i) as soon as possible, and in any event within five Business Days after the occurrence of any Default or Event of Default with respect to the Company continuing on the date of such statement, a statement of an authorized officer of the Company setting forth details of such Default or Event of Default and the action which the Company proposes to take with respect thereto;

(ii) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, a copy of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission with respect to such quarter (or, if the Company is not required to file a Quarterly Report on Form 10-Q, copies of an unaudited consolidated balance sheet of the Company as of the end of such quarter and the related consolidated statement of income of the Company for the portion of the Company’s fiscal year ending on the last day of such quarter, in each case prepared in accordance with GAAP, subject to the absence of footnotes and to year-end adjustments);

(iii) as soon as available and in any event within 105 days after the end of each fiscal year of the Company, a copy of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission with respect to such fiscal year (or, if the Company is not required to file an Annual Report on Form 10-K, the consolidated balance sheet of the Company and its subsidiaries as of the last day of such fiscal year and the related consolidated statements of income, retained earnings (if applicable) and cash flows of the Company for such fiscal year, certified by Pricewaterhouse Coopers LLP or other certified public accountants of recognized national standing);

(iv) concurrently with the delivery of the quarterly and annual reports referred to in Sections 5.03(b)(ii) and 5.03(b)(iii), a compliance certificate in substantially the form set forth in Exhibit E, duly completed and signed by the Chief Financial Officer, Treasurer or an Assistant Treasurer of the Company, stating that no Default or Event of Default has occurred and is continuing or, if any such Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Company proposes to take with respect thereto;

(v) except as otherwise provided in clause (ii) or (iii) above, promptly after the sending or filing thereof, copies of all reports that the Company sends to any of its security holders, and copies of all Reports on Form 10-K, 10-Q or 8-K, and registration statements and prospectuses that the Company or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange (except to the extent that any such registration statement or prospectus relates solely to the issuance of securities pursuant to employee purchase, benefit or dividend reinvestment plans of the Company or a Subsidiary);

(vi) promptly upon becoming aware of the institution of any steps by the Company or any other Person to terminate any Plan, or the failure to make a required contribution to any Plan if such failure is sufficient to give rise to a lien under section 302(f) of ERISA, or the taking of any action with respect to a Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Plan, or the occurrence of any event with respect to any Plan which could result in the incurrence by the Company or any other member of the Controlled Group of any material liability, fine or penalty, notice thereof and a statement as to the action the Company proposes to take with respect thereto;

(vii) promptly upon becoming aware thereof, notice of any change in the Moody’s Rating or the S&P Rating; and

(viii) such other information respecting the condition, operations, business or prospects, financial or otherwise, of the Company or any Subsidiary as the Bank, may from time to time reasonably request (including any information that the Bank reasonably requests in order to comply with its obligations under any “know your customer” or anti-money laundering laws or regulations).

The Company may provide information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Section 5.03 and all other notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any communication that (i) relates to a request for a Credit Extension, (ii) relates to the payment of any amount due under this Agreement prior to the scheduled date therefor or any reduction of the Commitments, (iii) provides notice of any Event of Default, or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement or any Credit Extension hereunder (any non-excluded communication described above, a “Communication”), electronically (including by posting such documents, or providing a link thereto, on Exelon’s Internet website). Notwithstanding the foregoing, the Company agrees that, to the extent requested by the Administrative Agent, it will continue to provide “hard copies” of Communications to the Administrative Agent, as applicable.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01. Events of Default. (a) The following events which shall occur and be continuing shall be Events of Default hereunder:

(i) the principal amount of any Revolving Loan shall not be paid when due, any amount drawn under any Letter of Credit shall not be reimbursed when required, including any principal amount in respect of any Loan when due (for the avoidance of doubt, the conversion of the principal amount of an LC Disbursement into a LC Loan pursuant to and in accordance with Section 2.04(b) shall not constitute a default in the payment of the reimbursement amount with respect to such LC Disbursement); or

(ii) any interest, fees or other amount (not described in clause (i) above) payable by the Company under this Agreement shall not be paid within ten Business Days after such interest, fees or other amounts described in this clause (ii) shall have become due; or

(iii) The Company or any Principal Subsidiary shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal amount in excess of $100,000,000 in the aggregate (but excluding Debt hereunder and Nonrecourse Indebtedness) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, other than any acceleration of any Debt secured by equipment leases or fuel leases of the Company or a Principal Subsidiary as a result of the occurrence of any event requiring a prepayment (whether or not characterized as such) thereunder, which prepayment will not result in a Material Adverse Change; or

(iv) the Company or any Principal Subsidiary of the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay, or shall admit in writing its inability to pay, its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

(v) an involuntary case or other proceeding shall be commenced against the Company or any Principal Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Principal Subsidiary under the Bankruptcy Code; or

(vi) any representation or warranty or written statement made by the Company (or any of its officers) in this Agreement or in any schedule, certificate or other document delivered pursuant to or in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

(vii) the Company shall (A) fail to perform or observe the covenants set forth in Section 5.02 or 5.03(i); or (B) the Company shall fail to perform or observe any other term, covenant or agreement contained herein on its part to be performed or observed and any such failure shall remain unremedied for 30 days after written notice thereof given by the Administrative Agent or the Bank to the Company (and, in all cases set forth herein, if such notice was given by the Bank, to the Administrative Agent); or

(viii) one or more judgments or orders for the payment of money in an aggregate amount exceeding $100,000,000 (excluding any such judgments or orders which are fully covered by insurance, subject to any customary deductible, and under which the applicable insurance carrier has acknowledged such full coverage in writing) shall be rendered against the Company or any Principal Subsidiary and either (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (B) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(ix) (A) any Reportable Event that the Bank determines in good faith is reasonably likely to result in the termination of any Plan or in the appointment by the appropriate United States District Court of a trustee to administer a Plan shall have occurred and be continuing 60 days after written notice to such effect shall have been given to the Company by the Administrative Agent or the Bank; (B) any Plan shall be terminated; (C) a Trustee shall be appointed by an appropriate United States District Court to administer any Plan; (D) the PBGC shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or (E) the Company or any other member of the Controlled Group withdraws from any Multiemployer Plan; provided that on the date of any event described in clauses (A) through (E) above, the Unfunded Liabilities of the applicable Plan exceed $100,000,000; and provided, further, that no event described in this Section 6.01(a)(ix) that arises out of the institution by or against any ComEd Entity or PECO Entity of any bankruptcy, insolvency or similar proceeding shall constitute an Event of Default unless 15 days shall have elapsed after the Bank has reasonably determined, and notified the Company in writing, that such event has had or is reasonably likely to have a Material Adverse Effect (disregarding, solely for purposes of this Section 6.01(a)(ix), subclause (b) of the proviso to clause (i) of the definition of Material Adverse Effect); or

(x) Exelon shall fail to own, directly or indirectly, free and clear of all Liens, 100% of the equity interests of the Company; provided that Exelon may distribute the membership interests (or, after a transaction contemplated by Section 5.02(b)(ii), the capital stock) of the Company to its shareholders so long as at the time of such distribution (and after giving effect thereto), (A) no Default or Event of Default exists, and (B) the Moody’s Rating and S&P Rating will be at least Baa3 and BBB-, respectively; or

(xi) A Change in Control shall occur;

(b) If an Event of Default occurs and is continuing, (i) the Administrative Agent, for the account of the Bank may by notice to the Company declare the Commitment terminated and the Loans (together with accrued interest thereon) to be, and they shall thereupon become, immediately due without presentment, demand or other notice, all of which are hereby waived by the Company (provided that, in the case of an Event of Default referred to in Section 6.01(a)(iv) with respect to the Company, the same shall occur with respect to the Commitment and all Loans automatically without any notice or any other act by the Bank or any other person), and/or (ii) the Administrative Agent, for the account of the Bank, may exercise any other rights or remedies it may have under this Agreement and take such other action as may be permitted at law or in equity.

ARTICLE VII

ADMINISTRATIVE AGENT

Section 7.01. Administrative Agent. The Bank hereby irrevocably appoints UBS AG, Stamford Branch, to act on its behalf as the Administrative Agent hereunder and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. The Administrative Agent shall not be liable for any action taken or not taken by it (a) with the consent or at the request of the Bank, or as the Administrative Agent shall believe in good faith shall be necessary, or (b) in the absence of its own gross negligence, bad faith or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company or the Bank.

Section 7.02. ISDA Notice. The parties hereto hereby authorize the Administrative Agent to deliver a notice to any beneficiary of a Letter of Credit issued hereunder should an announcement be made by ISDA that the relevant Credit Derivatives Determinations Committee (or its successor) has determined that an ISDA Credit Event has occurred with respect to the Company.

ARTICLE VIII

MISCELLANEOUS

Section 8.01. Amendments and Waivers. No failure or delay on the part of the Bank or the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Company herefrom shall in any event be effective unless the same shall be in writing and signed by the Bank and the Company, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that if any such amendment or waiver or consent purports to affect any right or obligation of the Administrative Agent, such amendment, waiver or consent shall not be effective unless such amendment, waiver or consent is also signed by the Administrative Agent. No notice to or demand on the Company in any case shall, of itself, entitle the Company to any other or further notice or demand in similar or other circumstances.

Section 8.02. Notices. Any communication, demand, or notice to be given hereunder will be duly given and deemed to have been received when actually delivered (or 72 hours after having been deposited in the mails with first class postage prepaid) to such party at the address specified below (or at such other address as such party shall specify to the other parties in writing) including delivery by any telecommunication device capable of transmitting or creating a written record or electronic mail.

(a)	If to the Company,	Exelon Generation Company, LLC
10 South Dearborn Street
Chicago, Illinois 60603
Attention: Treasurer
Telecopier No.: (312) 394-4082

With a copy to:

Exelon Corporation
10 South Dearborn Street
Chicago, Illinois 60603
Attention: General Counsel
Telecopier No.: (312) 394-4462

(b)	If to the Administrative Agent,	677 Washington Blvd.
Stamford, Connecticut 06901
Attention: Banking Products/ Denise Bushee
Telecopier No.: 203-719-3888

(c)	If to the Bank,	677 Washington Blvd.
Stamford, Connecticut 06901
Attention: Banking Products/ Denise Bushee
Telecopier No.: 203-719-3888

The Bank and the Administrative Agent may (but shall not be required to) accept and act upon oral, telephonic, faxed or other forms of notices or instructions hereunder that such Party believes in good faith to have been given by a person authorized to do so on behalf of the Company. The Bank and the Administrative Agent shall be fully protected and held harmless by the Company, and shall have no liability for acting on any such notice or instruction that such Party believes in good faith to have been given by a person authorized to do so on behalf of the Company.

Section 8.03. Set-off. If an Event of Default shall have occurred and be continuing and the Administrative Agent shall have declared the obligations due and payable hereunder, the Bank (or the Administrative Agent on its behalf) is hereby authorized to set-off against any amounts standing to the credit of the Company (including any of its offices or divisions) on the books of any office the Parent Company or any of its Affiliates in any demand deposit or other account maintained with such office.

Section 8.04 Successors and Assigns. This Agreement shall inure to the benefit of, and shall be enforceable by, the Bank and the Administrative Agent and their respective successors and assigns. The Bank may assign any of its rights and/or obligations hereunder, including any Loan, to any other office or affiliate of the Bank or with the prior written consent of the Company (which consent shall not unreasonably be withheld, it being deemed reasonable for the Company to withhold its consent with respect to any requested assignment by the Bank to a party with a credit rating of less than Aa3 as published as of such date by Moody’s) to any third party; provided, however, that from and after the occurrence of an Event of Default, the Bank may assign any of its rights and/or obligations hereunder, including any Loan, without the consent of the Company. The Bank may assign any of its rights hereunder, including any Loan, or any portion thereof to any Federal Reserve Bank. The Company may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior, written consent of the Bank, and any purported assignment without such consent shall be void.

Section 8.05. Costs, Expenses and Taxes. The Company agrees to pay all reasonable and documented out of pocket costs and expenses of the Bank and the Administrative Agent, including reasonable fees and expenses of counsel, in connection with the enforcement against it of this Agreement and the protection of the rights of the Administrative Agent or the Bank hereunder, including any bankruptcy, insolvency, enforcement proceedings or restructuring with respect to the Company. In addition, the Company shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement and any Letter of Credit, and agrees to save the Bank and the Administrative Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

Section 8.06. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES); PROVIDED THAT THE LETTERS OF CREDIT SHALL BE SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS ISSUED BY THE INTERNATIONAL CHAMBER OF COMMERCE, AS AMENDED FROM TIME TO TIME, THE PROVISIONS OF WHICH SHALL CONTROL TO THE EXTENT OF ANY CONFLICT. Each of the Company, the Bank and the Administrative Agent hereby irrevocably submits to the non-exclusive jurisdiction of any U.S. federal or state court in the Commonwealth of Pennsylvania for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement, or the Letter of Credit. Any process in any such action shall be duly served if mailed by registered mail, postage prepaid, to the Company, the Bank or the Administrative Agent at its address designated pursuant to Section 8.02.

Section 8.07. Amendments to Financial Conditions. The Parties agree that should the financial covenant contained in Section 5.02(c) of that certain Credit Agreement dated as of October 26, 2006, among the Company, as Borrower, Various Financial Institutions, as Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, Barclays Bank PLC and Wachovia Bank, National Association, as Co-Syndication Agents, and Mizuho Corporate Bank, Ltd. and ABN AMRO Bank N.V., as Co-Documentation Agents or any similar covenant in any successor agreement or extension, renewal or refinancing thereof (the “Reference Covenant”) be amended, restated or revised in any way or replaced after the date hereof then the Parties shall negotiate in good faith to revise the condition set forth in Section 2.04(e)(i) hereof in a manner consistent with such revised Reference Covenant and taking into account any other changes made to the agreement in which the revised Reference Covenant is contained (the “Reference Agreement”). Without limiting the generality of the foregoing, the Parties acknowledge that it is their intention that the condition set forth in Section 2.04(e)(i) shall be no more restrictive to the Company than the Reference Covenant as of the date hereof (or as the Reference Covenant may be subsequently amended, restated, revised or replaced from time to time) assuming the provisions of the Reference Agreement and this Agreement are substantially similar in all other respects relevant to the basis and purposes of the Reference Covenant and Section 2.04(e)(i) of this Agreement.

Section 8.08. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures thereon were upon the same instrument. This Agreement, and any Letter of Credit issued pursuant to this Agreement constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof, and supersedes any prior agreements and understandings with respect thereto. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Bank and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 8.09. WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE BANK AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.10 PATRIOT ACT. The Bank hereby notifies the Company that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow the Bank to identify the Company in accordance with the Patriot Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

EXELON GENERATION COMPANY, LLC

By
Title:

UBS AG, STAMFORD BRANCH, as the Bank and as the Administrative Agent

By
Title:

By
Title:

ANNEX A

Maximum Amount Increase	Stated Maturity Date with respect to Maximum Amount increase	Maximum Amount (after giving effect to Maximum Amount Increase)	Effective Date of Maximum Amount Increase	Ongoing Facility Fee (% p.a.)	Ongoing Facility Fee (after giving effect to Maximum Amount Increase)/Make Whole Premium

Maximum Amount Availability Schedule after giving effect to the Maximum Amount Increase

Maximum Amount in effect	Until this Stated Maturity Date

Confirmed as of the effective date provided above:

EXELON GENERATION COMPANY, LLC

By

Name:
Title:

UBS AG, STAMFORD BRANCH

By

Name:
Title:

By

Name:
Title:

EXHIBIT A

DATE:

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER:

BENEFICIARY	APPLICANT
(COMPANY NAME)	(COMPANY NAME)
(ADDRESS)	(ADDRESS)
(ADDRESS)	(ADDRESS)
(CITY, STATE, ZIP)	(CITY, STATE, ZIP)
ATTN.:
AMOUNT
USD
AND 00/100’S US DOLLARS

EXPIRATION
AT OUR COUNTERS

WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER             , IN FAVOR OF                                          (“BENEFICIARY”), BY ORDER AND FOR THE ACCOUNT OF                                          AVAILABLE FOR PAYMENT AT SIGHT AT THE COUNTERS OF                                               FOR US$                         (                                         DOLLARS) AGAINST PRESENTATION TO US OF ANY OF THE FOLLOWING STATEMENTS (WITH BRACKETED LANGUAGE AND BLANKS APPROPRIATELY COMPLETED OR DELETED), DATED AND SIGNED BY A DULY AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY AND IDENTIFYING BY REFERENCE NO. THIS LETTER OF CREDIT SUBSTANTIALLY IN THE FORM OF EXHIBIT A HERETO:

1. “AN EVENT OF DEFAULT (AS DEFINED IN THE MASTER PURCHASE AND SALE AGREEMENT DATED AS OF              BETWEEN BENEFICIARY OF LETTER OF CREDIT NO.              (“BENEFICIARY”) AND APPLICANT (AS THE SAME MAY BE AMENDED, THE “MASTER AGREEMENT”)) HAS OCCURRED AND IS CONTINUING UNDER THE MASTER AGREEMENT WITH RESPECT TO THE APPLICANT AND NO EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING UNDER THE MASTER AGREEMENT WITH RESPECT TO BENEFICIARY. THE UNDERSIGNED DOES HEREBY DEMAND PAYMENT OF [$            ][THE ENTIRE UNDRAWN AMOUNT OF THE LETTER OF CREDIT]. PAYMENT SHOULD BE REMITTED TO                                                                                  . THE UNDERSIGNED IS A DULY AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY, AND IS AUTHORIZED TO EXECUTE AND DELIVER THIS CERTIFICATE TO THE BANK;” OR

2. “THE UNDERSIGNED, AS A DULY AUTHORIZED REPRESENTATIVE OF                          (“BENEFICIARY”) AUTHORIZED TO EXECUTE AND DELIVER THIS CERTIFICATE TO THE BANK, HEREBY CERTIFIES THAT NOT LESS THAN $                         (THE “DRAW AMOUNT”) IS OWING TO THE BENEFICIARY BY APPLICANT UNDER THE TERMS OF ONE OR MORE SWAP AGREEMENTS, FORWARD CONTRACTS AND/OR ELECTRICITY AND/OR GAS PURCHASE AGREEMENTS. THE DRAW AMOUNT IS NOW PAST DUE AND ALL APPLICABLE GRACE PERIODS FOR ITS PAYMENT HAVE EXPIRED. DEMAND IS HEREBY MADE UNDER YOUR LETTER OF CREDIT NO.              FOR PAYMENT OF THE DRAW AMOUNT. PAYMENT SHOULD BE REMITTED TO                                          ;” OR,

3. “THE EXPIRATION DATE OF                          LETTER OF CREDIT NO.              IS LESS THAN THIRTY (30) DAYS FROM THE DATE OF THIS STATEMENT, AND THE APPLICANT UNDER SUCH LETTER OF CREDIT IS REQUIRED, BUT HAS FAILED, TO PROVIDE A REPLACEMENT LETTER OF CREDIT OR OTHER COLLATERAL BEYOND SUCH EXPIRATION DATE IN ACCORDANCE WITH, AND TO ASSURE PERFORMANCE OF, ITS OBLIGATIONS UNDER THE MASTER PURCHASE AND SALE AGREEMENT DATED AS OF                                                       BETWEEN ACCOUNT PARTY AND THE BENEFICIARY OF THE LETTER OF CREDIT (AS THE SAME MAY BE AMENDED, THE “MASTER AGREEMENT”). NO EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING UNDER THE MASTER AGREEMENT WITH RESPECT TO THE BENEFICIARY. THEREFORE, THE UNDERSIGNED DOES HEREBY DEMAND PAYMENT OF $            . PAYMENT SHOULD BE REMITTED TO                                         . THE UNDERSIGNED IS A DULY AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY, AND IS AUTHORIZED TO EXECUTE AND DELIVER THIS CERTIFICATE TO THE BANK;” OR

DEMAND FOR PAYMENT MAY BE MADE BY YOU UNDER THIS LETTER OF CREDIT NO LATER THAN THE EXPIRATION DATE (AS DEFINED BELOW), DURING THE BANK’S BUSINESS HOURS AT ITS ADDRESS SPECIFIED ABOVE. AS USED HEREIN, THE “EXPIRATION DATE” MEANS [SPECIFY DATE THAT IS NOT MORE THAN 364 DAYS FROM ISSUANCE DATE]; AS USED HEREIN, “BUSINESS DAY” MEANS ANY DAY OTHER THAN A SATURDAY, SUNDAY OR OTHER DAY ON WHICH BANKS IN NEW YORK CITY ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE.

IF WE RECEIVE YOUR CERTIFICATE AT OUR OFFICE SPECIFIED ABOVE, ALL IN STRICT CONFORMITY WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, NOT LATER THAN 12:00 NOON, NEW YORK TIME, WE WILL HONOR THE DRAFT NOT LATER THAN 3:00 P.M. NEW YORK TIME ON THE SECOND BUSINESS DAY FOLLOWING RECEIPT THEREOF IN SAME DAY FUNDS IN ACCORDANCE WITH YOUR PAYMENT INSTRUCTIONS. IF WE RECEIVE YOUR CERTIFICATE, AT OUR OFFICE, ALL IN STRICT CONFORMITY WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT ON SUCH DATE, LATER THAN 12:00 NOON, NEW YORK TIME, WE WILL HONOR THE DRAFT NOT LATER THAN 11:00 A.M. ON THE THIRD BUSINESS DAY FOLLOWING RECEIPT THEREOF IN SAME DAY FUNDS IN ACCORDANCE WITH YOUR PAYMENT INSTRUCTIONS.

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING, AND THIS UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED, AMENDED, AMPLIFIED OR LIMITED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT OR AGREEMENT REFERRED TO HEREIN OR IN WHICH THIS LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS LETTER OF CREDIT RELATES, AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT, INSTRUMENT OR AGREEMENT.

SPECIAL INSTRUCTIONS:

1) PARTIAL AND MULTIPLE DRAWINGS PERMITTED.

2) DOCUMENTS MUST BE PRESENTED AT OUR COUNTERS LOCATED AT 299 PARK AVENUE, NEW YORK, NY 10178, ATTENTION: TRADE FINANCE SERVICES, OR BY FACSIMILE AT (212) 916-2402, ATTENTION: TRADE FINANCE SERVICES, NO LATER THAN OUR CLOSE OF BUSINESS ON THE EXPIRATION DATE, AS STATED ABOVE OR VIA SWIFT TO UBSWUS33. IT IS UNDERSTOOD THAT, IF DOCUMENTS ARE PRESENTED VIA SWIFT, THEY DO NOT HAVE TO BE PHYSICALLY SIGNED.

3) WE HEREBY AGREE WITH BENEFICIARY THAT DOCUMENTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION AS SPECIFIED.

4) WE SHALL HAVE A REASONABLE AMOUNT OF TIME, NOT TO EXCEED TWO (2) BUSINESS DAYS FOLLOWING THE DATE OF OUR RECEIPT OF DRAWING DOCUMENTS, TO EXAMINE THE DOCUMENTS AND DETERMINE WHETHER TO TAKE UP OR REFUSE THE DOCUMENTS AND TO INFORM YOU ACCORDINGLY.

5) ALL COSTS RELATED TO DRAWINGS UNDER THIS LETTER OF CREDIT NUMBER              SHALL BE CHARGED TO THE ACCOUNT OF THE APPLICANT.

WE HEREBY ENGAGE WITH YOU THAT ALL DOCUMENTS PRESENTED IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT ON OR BEFORE THE EXPIRY DATE OF THIS LETTER OF CREDIT. THIS LETTER OF CREDIT IS SUBJECT TO AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE INTERNATIONAL STANDBY PRACTICES 1998 (ISP 98) AND IN THE EVENT OF ANY CONFLICT THE LAWS OF NEW YORK WILL CONTROL.

THE SPECIAL INSTRUCTIONS ARE AN INTEGRAL PART OF LETTER OF CREDIT NUMBER:

IF YOU REQUIRE ANY ASSISTANCE OR HAVE ANY QUESTIONS REGARDING THIS TRANSACTION, PLEASE CALL                                         .

AUTHORIZED SIGNATURE AUTHORIZED SIGNATURE

EXHIBIT A

FORM OF DRAWING CERTIFICATE

IRREVOCABLE LETTER OF CREDIT NO.

THE UNDERSIGNED, A DULY AUTHORIZED OFFICER OF [NAME OF BENEFICIARY] (THE “BENEFICIARY”) HEREBY CERTIFIES TO UBS AG (THE “BANK”), WITH REFERENCE TO IRREVOCABLE LETTER OF CREDIT NO.              (THE “LETTER OF CREDIT”; ANY CAPITALIZED TERM USED HEREIN AND NOT DEFINED SHALL HAVE ITS RESPECTIVE MEANING AS SET FORTH IN THE LETTER OF CREDIT) ISSUED BY THE BANK IN FAVOR OF THE BENEFICIARY, THAT:

[PLEASE CHECK OFF WHICH PROVISION APPLIES AND FILL IN ALL APPROPRIATE BLANKS]

            1. AN EVENT OF DEFAULT (AS DEFINED IN THE MASTER PURCHASE AND SALE AGREEMENT DATED AS OF                          BETWEEN BENEFICIARY OF LETTER OF CREDIT NO.              (“BENEFICIARY”) AND APPLICANT (AS THE SAME MAY BE AMENDED, THE “MASTER AGREEMENT”)) HAS OCCURRED AND IS CONTINUING UNDER THE MASTER AGREEMENT WITH RESPECT TO THE APPLICANT AND NO EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING UNDER THE MASTER AGREEMENT WITH RESPECT TO BENEFICIARY. WHEREFORE, THE UNDERSIGNED DOES HEREBY DEMAND PAYMENT OF [$            ][THE ENTIRE UNDRAWN AMOUNT OF THE LETTER OF CREDIT]. PAYMENT SHOULD BE REMITTED TO                                                                                  . OR

            2. THE UNDERSIGNED, HEREBY CERTIFIES THAT NOT LESS THAN $                                         (THE “DRAW AMOUNT”) IS OWING TO THE BENEFICIARY BY APPLICANT UNDER THE TERMS OF ONE OR MORE SWAP AGREEMENTS, FORWARD CONTRACTS AND/OR ELECTRICITY AND/OR GAS PURCHASE AGREEMENTS. THE DRAW AMOUNT IS NOW PAST DUE AND ALL APPLICABLE GRACE PERIODS FOR ITS PAYMENT HAVE EXPIRED. WHEREFORE, DEMAND IS HEREBY MADE UNDER YOUR LETTER OF CREDIT NO.              FOR PAYMENT OF THE DRAW AMOUNT. PAYMENT SHOULD BE REMITTED TO                                          ;” OR,

             3. THE EXPIRATION DATE OF                          LETTER OF CREDIT NO.              IS LESS THAN THIRTY (30) DAYS FROM THE DATE OF THIS STATEMENT, AND THE APPLICANT UNDER SUCH LETTER OF CREDIT IS REQUIRED, BUT HAS FAILED, TO PROVIDE A REPLACEMENT LETTER OF CREDIT OR OTHER COLLATERAL BEYOND SUCH EXPIRATION DATE IN ACCORDANCE WITH, AND TO ASSURE PERFORMANCE OF, ITS OBLIGATIONS UNDER THE MASTER PURCHASE AND SALE AGREEMENT DATED AS OF                                       BETWEEN ACCOUNT PARTY AND THE BENEFICIARY OF THE LETTER OF CREDIT (AS THE SAME MAY BE AMENDED, THE “MASTER AGREEMENT”). NO EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING UNDER THE MASTER AGREEMENT WITH RESPECT TO THE BENEFICIARY. THEREFORE, THE UNDERSIGNED DOES HEREBY DEMAND PAYMENT OF $            . PAYMENT SHOULD BE REMITTED TO                                         ; OR

THE UNDERSIGNED IS A DULY AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY, AND IS AUTHORIZED TO EXECUTE AND DELIVER THIS CERTIFICATE TO THE BANK.

IN WITNESS WHEREOF, THE BENEFICIARY HAS EXECUTED AND DELIVERED THIS CERTIFICATE AS OF THE      DAY OF              20    .

[NAME OF BENEFICIARY]

BY

NAME

TITLE

TRANSFER LANGUAGE THAT CAN BE ADDED TO LC

[THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY, BUT NOT IN PART. TRANSFER OF THE AVAILABLE BALANCE UNDER THIS LETTER OF CREDIT SHALL BE AFFECTED BY THE PRESENTATION TO THE BANK OF THIS LETTER OF CREDIT ACCOMPANIED BY A CERTIFICATE SUBSTANTIALLY IN THE FORM OF EXHIBIT B HERETO EXECUTED BY THE BENEFICIARY. NOTWITHSTANDING THE FOREGOING, THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED TO ANY PERSON WITH WHOM U.S. PERSONS ARE PROHIBITED FROM DOING BUSINESS UNDER U.S. FOREIGN ASSETS CONTROL REGULATIONS OR OTHER APPLICABLE U.S. LAWS AND REGULATIONS.]

EXHIBIT B

NOTICE OF TRANSFER

DATE:

UBS AG

299 PARK AVENUE

NEW YORK, NY 10178

ATTN: TRADE FINANCE SERVICES

RE: YOUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.              ISSUED IN FAVOR OF THE UNDERSIGNED (SUCH CREDIT OR ADVICE, AS AMENDED TO THIS DATE, BEING HEREINAFTER CALLED THE “LETTER OF CREDIT”).

GENTLEMEN:

PLEASE BE ADVISED THAT EFFECTIVE AS OF             (THE “EFFECTIVE DATE”), THE UNDERSIGNED HAS TRANSFERRED ALL OF ITS RIGHTS UNDER THE LETTER OF CREDIT TO [NAME OF TRANSFEREE] (THE “TRANSFEREE”), WHICH TRANSFEREE HAS THE FOLLOWING ADDRESS:

FROM AND AFTER THE EFFECTIVE DATE, THE TRANSFEREE SHALL BE, AND BE DEEMED TO BE, THE BENEFICIARY UNDER THE LETTER OF CREDIT.

WE REQUEST THAT YOU NOTIFY THE TRANSFEREE OF THE FOREGOING TRANSFER OF THE LETTER OF CREDIT IN SUCH FORM AS YOU DEEM ADVISABLE AND OF THE TERMS AND CONDITIONS OF THE LETTER OF CREDIT AS TRANSFERRED, WHICH SHALL BE SUBSTANTIALLY THE SAME AS THE ORIGINAL LETTER OF CREDIT, AS SAME MAY HAVE BEEN AMENDED PRIOR TO THE TRANSFER DATE. WE ATTACH HEREWITH THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS [IF APPLICABLE].

VERY TRULY YOURS,

[BENEFICIARY]

AUTHORIZED SIGNATURE

SIGNATURES AUTHENTICATED

BENEFICIARY’S BANK STAMP

AUTOMATIC EXTENSION LANGUAGE:

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT WRITTEN AMENDMENT FOR 364 DAY PERIODS FROM THE PRESENT OR ANY FUTURE EXPIRY DATE UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO SUCH EXPIRATION DATE, WE SEND BENEFICIARY WRITTEN NOTICE AT THE ABOVE STATED ADDRESS (OR TO SUCH OTHER ADDRESS AS BENEFICIARY SHALL HAVE FURNISHED TO US FROM TIME TO TIME FOR SUCH PURPOSE) VIA U.S. REGISTERED MAIL, RETURN RECEIPT REQUESTED, OR BY COURIER SERVICE, THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT BEYOND THE INITIAL OR ANY EXTENDED EXPIRY DATE THEREOF.

EXHIBIT B

UBS	AG
APPLICATION FOR STANDBY LETTER OF CREDIT

☒	Stamford Branch	☐	New York Branch	☐	Miami Agency
	677 Washington Blvd, Stamford, CT 06912 Stam Sss		299 Park Avenue, New York, NY 10171		701 Brickell Ave, Miami, Florida 33131

Date:

Letter of Credit No:

Please issue an irrevocable Letter of Credit substantially in the form set forth as Exhibit A to the LOC and Reimbursement Credit Agreement dated as of [date], 2010 among Exelon Generation Company, LLC and UBS AG, Stamford Branch, as issuing bank and administrative agent, as amended from time to time (the “LOC Agreement”), and forward same by:

☐full Swift/Telex, for delivery to the beneficiary by the advising bank	☐	Airmail	☐	other

Advising Bank (You may Advise through your Correspondent)	Applicant (applicant name and address):
in favor of (Beneficiary, complete name and address)	Currency description and amount:
Expiration Date:
in country of the beneficiary unless otherwise indicated

Available to be drawn when accompanied by the following document(s), as checked:

☐	All charges other than the issuing bank’s are for beneficiary’s account

☒	Beneficiary’s signed statement, as required per the form of Letter of Credit

☐	Other instructions/information:

IN CONSIDERATION OF YOUR ISSUING A LETTER OF CREDIT AS REQUESTED ABOVE, THE UNDERSIGNED AGREES TO PAY TO YOU THE AMOUNT OF EACH DRAWING UNDER THE LETTER OF CREDIT IN ACCORDANCE WITH THE PROVISIONS OF THE LOC AGREEMENT AND AGREES THAT THE LETTER OF CREDIT IS ISSUED UNDER, AND, IN CONNECTION THEREWITH AGREES TO BE SUBJECT TO ALL THE PROVISIONS OF, THE LOC AGREEMENT.

(Name of Applicant, Please Print)	(Authorized Signature)
(Authorized Signature)

EXHIBIT C

Form of Promissory Note

PROMISSORY NOTE

U.S. $[ ]	[ ], 2010

FOR VALUE RECEIVED, the undersigned, Exelon Generation Company, LLC, a Pennsylvania limited liability company (the “Company”), HEREBY PROMISES TO PAY to the order of UBS AG, STAMFORD BRANCH (the “Bank”) on the Facility Expiration Date (as defined in the Credit Agreement referred to below) the principal sum of                         Million Dollars (U.S. $    ,000,000) or, if less, the aggregate principal amount of the Loans made by the Bank to the Company pursuant to the Facility Credit Agreement, dated as of November     , 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition being used as therein defined), among the Company, the Bank and the Administrative Agent.

The Company promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America in same day funds to the Administrative for the account of the Bank at such account as the Administrative Agent may from time to time designate pursuant to Section 2.07 of the Credit Agreement. Each Loan owing to the Bank by the Company pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this promissory note.

This promissory note is entitled to the benefits of the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Loans by the Bank to the Company from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Company resulting from each such Loan being evidenced by this promissory note and the entries made in the accounts maintained pursuant to Section 2.01(d) of the Credit Agreement and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

Exelon Generation Company, LLC

By
Name:
Title:

EXHIBIT E

Form of Compliance Certificate

COMPLIANCE CERTIFICATE

Pursuant to the Credit Agreement, dated as of November     , 2010, among Exelon Generation Company, LLC (the “Company”), and UBS AG, Stamford Branch, as the “Bank” and as the “Administrative Agent” (as amended, modified or supplemented from time to time, the “Credit Agreement”), the undersigned, being the                          of the Company, hereby certifies on behalf of the Company as follows:

1. Delivered herewith are the financial statements prepared pursuant to Section 5.03(b)[(ii)/(iii)] of the Credit Agreement for the fiscal [quarterly/year]ended              20    . All such financial statements comply with the applicable requirements of the Credit Agreement.

2. (Check one and only one:)

   No Default or Event of Default has occurred and is continuing.

   An Default or Event of Default has occurred and is continuing, and the document(s) attached hereto as Schedule II specify in detail the nature and period of existence of such Default or Event of Default as well as any and all actions with respect thereto taken or contemplated to be taken by the Company.

3. The undersigned has personally reviewed the Credit Agreement, and this certificate was based on an examination made by or under the supervision of the undersigned sufficient to assure that this certificate is accurate.

4. Capitalized terms used in this certificate and not otherwise defined shall have the meanings given in the Credit Agreement.

EXELON GENERATION COMPANY, LLC

By.
Date:
Name: